                                                                   EXHIBIT 10.17


                     PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
                           GROUP PURCHASING AGREEMENT
                                  COVER SHEET

1. The "Parties" to this Group Purchasing Agreement are:

      Premier Technology Management, L.L.C.          UNIVERSAL HOSPITAL SERVICES
                                              ----------------------------------
      ("Tech Management")                                ("Seller")
      12225 El Camino Real                           12500 Northland Plaza
                                              ----------------------------------

                                              ----------------------------------
      San Diego, CA 92130                            Bloomington, MN 55431-4442
                                              ----------------------------------
      Attention: Vice President, Procurement  Attention: James T. Ekbom
                                                                        --------
      (619) 481-2727                          (613) 829-3268
                                                            -----------
      (619) 794-7959 (fax)                    (613) 893-2948            (fax)
                                                            -----------

2. Product Category:                          Rental Clinical Equipment
                                          --------------------------------------
3. Effective Date:                        03/01/99
                                          --------
4. Expiration Date:                       02/28/02
                                          --------
5. Term of Agreement:                            36   months
                                          -----------
6. Tech Management Administrative Fee:           2   %  (Section 10.1)
                                          -----------
7. Large Order Dollar Threshold:          $  (see footnotes -- Exhibit A)
                                           --

      This Group Purchasing Agreement (the "Agreement") is comprised of the following documents and is entered into by the Parties effective as of the Effective Date set forth in Item 3 above:

      i.   This Cover Sheet;

      ii.  The attached Tech Management Standard Terms and Conditions;

      iii. The attached Additional Terms and Conditions (if any); and

      iv.  The following attached exhibits:

            Exhibit A:  PRODUCTS AND PRICING / COMMITMENT DOCUMENTS

            Exhibit B:  ROSTER OF PARTICIPATING MEMBERS

            Exhibit C:  DISTRICT OFFICES

            Exhibit D:  REPORTING FORMATS

            Exhibit E:  PAYMENT INSTRUCTIONS

            Exhibit F:  MINORITY AND FEMALE-OWNED BUSINESSES POLICY

            Exhibit G:  ORDERING INSTRUCTIONS

            Exhibit H:  CONVERSION INCENTIVE

            Exhibit I:  ASSET MANAGEMENT PARTNERSHIP PROGRAM

            Exhibit J:  QUALITY GUARANTEE, AVAILABILITY GUARANTEE, BILLING
                        GUARANTEE

            Exhibit K:  VALUE ADDS

            Exhibit L:  RETURN GOODS POLICY


PREMIER TECHNOLOGY MANAGEMENT, L.L.C.     UNIVERSAL HOSPITAL SERVICES, INC
                                             ("Seller")
By: /s/ MICHAEL MIYAGI                    By: /s/ DAVID E. DOVENBERG
    ---------------------------------         ---------------------------------
Printed Name: Michael Miyagi              Printed Name: David E. Dovenberg
Title: Vice President, Capital            Title: President and CEO
       Equipment Procurement

                     PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
                         STANDARD TERMS AND CONDITIONS
--------------------------------------------------------------------------------
                           GROUP PURCHASING AGREEMENT
--------------------------------------------------------------------------------

WHEREAS, Tech management is an affiliate of Premier, Inc. ("Premier"), the nation's largest alliance of hospitals and health care organizations;

         WHEREAS, Premier's core objective is to improve the health of communities;

         WHEREAS, such core objective as well as the objective of helping to assure that patients receive safe and efficacious care can be accomplished, in part, by achieving economics of scale and innovations through group strategies and shared resources;

         WHEREAS, group purchasing is a fundamental way hospitals and health systems cooperate to reduce the costs of providing health services;

         WHEREAS, Premier's capital equipment group purchasing program is operated by Tech Management;

         WHEREAS, Lessor is a leading supplier of capital equipment;

         WHEREAS, Lessor has offered to provide Products and services to the Premier membership consistent with the terms of this Agreement;

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1.0 TERM OF AGREEMENT. This Agreement will remain in effect for the period of time set forth in Item 5 of the Cover Sheet.

2.0 PRODUCTS COVERED. Lessor hereby agrees to provide the products and services described in Exhibit A hereto (referred to herein as "Products" and "Services") on a peak need rental basis pursuant to the terms of this Agreement. Also, see
Schedule 1, Value Added.

3.0 PARTICIPATING MEMBERS. Set forth in Exhibit B hereto is a list of the Premier members who shall have the right to rent Products in accordance with this Agreement ("Participating Members"). Exhibit B may be amended by Tech Management from time to time upon written notice to Renter. Tech Management shall have the right to provide Exhibit B to Lessor on computer diskette rather than in printed form. Tech Management shall provide Lessor with written notice of any entities/hospitals which have been removed from Exhibit B and are therefore no longer Participating Members (the "Removal Notice"). Lessor shall stop providing the pricing set forth herein to such removed entities/hospitals sixty (60) days after Lessor's receipt of the Removal Notice.

Tech Management shall require Participating Members to terminate their participation in the buying programs of other group purchasing organizations as a condition to participation in Tech Management's group purchasing program. To this end, Lessor will not offer or otherwise make the Products available to Participating Members through arrangements with other group purchasing organizations. Further, Lessor shall promptly notify Tech Management of any Participating Members which are listed or shown in Lessor's records as being participants in other group purchasing organizations that have arrangements with Lessor for the Products.

4.0 COMMITMENT REQUIREMENTS. In order to be entitled to the pricing terms (described in Exhibit A hereto), Participating Members shall comply with the commitment requirements set forth in Exhibit A. See also Schedule 2, Conversion Incentive Agreement.

5.0 TERMINATION OF EXISTING CONTRACTS. Any Participating Member desiring to avail itself of the benefits of this Agreement may, at its option and without liability, terminate any Rent peak need rental agreement(s) with Lessor for the purpose of participating in the group purchasing arrangement set forth in this Agreement.

6.0 ORDERING, SHIPPING, DELIVERY.

         6.1 AUTHORIZED DISTRIBUTORS. All Products rented pursuant to this Agreement by Participating Members which are not rented directly from Lessor, where applicable, may be rented from and through one of Lessor's authorized distributors ("Authorized Distributors"). A list of all current Authorized Distributors is set forth in Exhibit C. Lessor warrants that it shall not make any change or take any action with respect Authorized Distributors which, if implemented, would materially change the ultimate delivered price paid by the Participating Member.

         6.2 PAYMENT TERMS. For Product(s) not requiring installation by Lessor, one hundred percent (100%) of the rent price must by paid within forty-five (45) days. See also, Billing Guarantee, Schedule 3. Payment terms for Products rented from an Authorized Distributor will be negotiated between each Participating Member and the Authorized Distributor.

         63. ORDERING; SHIPPING TERMS. Orders directly from Lessor shall be placed by telephone, telecopier or through electronic order entry in accordance with the ordering instructions set forth hereto as Exhibit G. Order processing procedures for orders placed with Authorized Distributors will be negotiated between each Participating Member and the Authorized Distributor. Within 50 miles of UHS District Office (See District Office Map, Schedule 4.) all shipments direct form Lessor shall be Net F.O.B. destination, with all costs of

UHS                                    1
--------------------------------------------------------------------------------
(c) 1998 BY PREMIER TECHNOLOGY MANAGEMENT, L.L.C. THIS DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT THE EXPRESS PERMISSION OF PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
--------------------------------------------------------------------------------
transportation and insurance being paid by Lessor, with the exception of UHS Suction Shutdown Program, special delivery and/or air shipments requested by Participating Members. Such special delivery and/or air shipment charges shall be prepaid by Lessor and invoiced to the requesting Participating Member for such member's payment pursuant to the payment terms set forth in Section 6.2 of this Agreement. Risk of loss shall transfer to Participating Members upon delivery. Shipping costs outside of the UHS Service Geography will be actual common carrier costs. Shipping terms for Products rented from an Authorized Distributor will be negotiated between each Participating Member and the Authorized Distributor.

         6.4 MINIMUM ORDER. Lessor shall have no minimum rent order requirement applicable to any or all Participating Members within UHS service geography, as described in 6.3. For Products rented from an Authorized Distributor, any minimum order rent requirement will be negotiated between each Participating Member and the Authorized Distributor.

         6.5 GUARANTEE OF DELIVERY. If Lessor fails to deliver any Product(s) within the agreed-upon time periods set forth in Schedule 5, Availability Guarantee hereto, the Participating Member in its sole discretion may either: rent any substitute product(s) from another source or sources and Lessor shall reimburse such member for the difference between such member's actual F.O.B. destination acquisition cost for such product(s) and the price(s) such member would have paid for Lessor's Product(s) not to exceed twice the rate listed on Exhibit A under this Agreement. Upon the request of any Participating Member, Lessor will assist any such Participating Member in finding alternative acceptable sources for any Product(s) which Lessor cannot deliver according to agreed-upon time periods.

         For orders placed with an Authorized Distributor, guarantee of delivery provisions will be negotiated between each Participating Member and the Authorized Distributor. If the Authorized Distributor fails to deliver any Product(s) within the foregoing negotiated time period because Lessor has failed to provide the Product(s) to the Authorized Distributor, the Participating Member may rent any substitute product(s) from another source(s), and Lessor shall reimburse such member for the difference between such member's actual F.O.B. destination acquisition cost for such product(s) and the price(s) such member would have paid for Lessor's Product(s), not to exceed twice the rate listed on Exhibit A, under this Agreement, provided that Lessor is notified by the Participating Member of such failure to deliver and cannot provide an alternative Product acceptable to the Participating Member at the same price. Upon the request of any Participating Member, Lessor will assist any such Participating Member in finding alternative acceptable sources for any Product(s) which an Authorized Distributor cannot deliver according to the guaranteed delivery time specified above.

         6.6 GUARANTEE OF DELIVERY UNDER EMERGENCY CONDITIONS. In the event of a natural disaster or industry wide shortage of Products ("Emergency Condition"), Lessor agrees to give priority to orders placed by Premier Members who have signed the Availability Guarantee, Schedule 5 and the Letter of Commitment,
Schedule 6 for Products during the duration of the Emergency Condition. Lessor will use best efforts to set aside an adequate quantity of Products for the exclusive rent by Participating Members for the duration of the Emergency Condition.

         6.7 INSTALLATION. Included in the price of the Product(s), Lessor will be fully responsible for performing all tasks necessary to install the Product(s), including without limitation, uncrating, unpacking, removal of packing material, field assembly, interconnection, calibration and testing to ensure that the Product(s) conform(s) to the product manufacturer's specifications and is completely ready to perform all procedures for which it is designed and marketed by Lessor.

         6.8 ACCEPTANCE. "Acceptance" of Products by Participating Members shall be deemed to have occurred when Lessor and the applicable Participating Member in good faith mutually agree that the Product(s) is/are (i) operating according to Specifications and (ii) completely ready for clinical use. In addition, each Participating Member shall have the option, at its own expense, to test the Product(s) to confirm the safety, reliability and performance of the Product(s) and to perform corollary or parallel testing to verify the accuracy of the Product(s)' performance.

         6.9 REJECTION OF PRODUCTS. See Schedule 7, Quality Guarantee.

         6.10 RETURN OF PRODUCTS; RESTOCKING FEE. Notwithstanding anything to the contrary herein, Participating Members shall not have the right to return Products which are considered disposable or consumable if such Products' useful shelf-life has expired (as identified on the product label). All such disposable/consumable Product(s) must be returned in original packages, cases, or cartons. In no event shall Lessor have the right to charge a restocking fee in connection with any returns of Product(s) under this Agreement. Lessor's return goods policy, if any, is set forth in Exhibit L.

7.0 PRICING TERMS.

         7.1 PRICING. Product pricing is set forth in Exhibit A hereto. Throughout the term of this Agreement, Lessor shall not increase any of the prices set forth in Exhibit A. In the event a single order equals or exceeds the "large order" dollar threshold set forth in Item 7 of the Cover Sheet, Lessor shall grant additional discounts as negotiated between Lessor and applicable Participating Members. Lessor shall provide Tech Management advance notice of any order qualifying for a "large order" discount or incentive. Lessor shall also grant trade-in allowances applied to the rent of the Product(s). The reasonable value of such allowances shall be based on the model, age, condition and volume of trade-in items. Further, all discounts provided for in this Agreement (including without limitation large order discounts) shall be calculated off list price.

         7.2 BEST PRICING. Subject to applicable law, Lessor represents and warrants that the prices, terms and conditions offered by Lessor to Tech Management through this Agreement shall, at all times, be better than those offered to any other customer which rents a comparable volume (or a lower volume) of Products relative to the volume rented by Participating Members hereunder. Lessor also agrees to extend any terms or pricing of peak need rental business offered to an individual Participating Member to all Participating Members. Notwithstanding any other provision of this Agreement, upon obtaining the prior written consent of Tech Management (which may be withheld in Purchasing Partner's sole discretion), Lessor may, under certain circumstances (e.g., Beta testing, research and development related activities) and for a specified reasonable period of time, offer special acquisition programs (including without limitation, group buys) to certain designated Participating Members, the terms of

                                       2
-------------------------------------------------------------------------------
(c) 1998 BY PREMIER TECHNOLOGY MANAGEMENT, L.L.C. THIS DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT THE EXPRESS PERMISSION OF PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
-------------------------------------------------------------------------------
which shall be mutually agreed upon by Lessor, Tech Management and such Participating Members.

         7.3 PRICING OF NEW PRODUCTS. Pricing for any additional and/or new Products which the parties mutually agree to add to Exhibit A will be negotiated at prices consistent with the prices of Products already covered by this Agreement. Lessor agrees to inform Tech Management of new Products (branded or generic) that Lessor plans to introduce to the market as far in advance as possible.

8.0 MARKETING/SALES SUPPORT/TRAINING.

         8.1 LESSOR REPRESENTATIVES. Lessor will provide representatives to call upon Participating Members on a periodic basis mutually agreed to by Lessor and each individual Participating Member.

         8.2 USER TRAINING. Upon request, Lessor will provide at no additional charge user training related to the Products, including without limitation, equipment operation and in-service training, as reasonably required or requested by each Participating Member. Lessor will maintain a properly qualified training staff to provide such training, and Lessor will be solely responsible for any expenses for staff travel, room and board related to such training. The scheduling of training shall be coordinated directly with each Participating Member and shall accommodate all shifts that require training.

Lessor will also provide to the Participating Member upon request and at no additional charge a written training guide and/or set of training video tapes to be used for future training by Participating Member staff.

Also included in the price of the Product(s) upon request, Lessor shall supply Participating Members with the following items prior to or at the time of delivery of the Product(s): two (2) copies of operator manuals covering all equipment and accessories; Upon request, Lessor shall provide at no additional charge all updates to manuals and final versions (where applicable) of manuals throughout the useful life of the Product(s).

If approved by Manufacturers, Participating Members shall have the right to make copies, for internal purposes only, of any training materials provided by Lessor.

         8.3 BIOMEDICAL TRAINING/TECHNICAL

not applicable

         8.4 DEMONSTRATION MODELS FOR EVALUATION. Upon the request of Tech Management or Participating Member, Lessor shall provide demonstration models, where practical, of the Product(s) and any appropriate consumables/disposables required to operate and evaluate the Product(s) to any Participating Members at no charge for a mutually agreed upon time period.

         8.5 SERVICE AND MAINTENANCE AGREEMENTS. The form of Lessor's service and maintenance agreement(s), which include pricing and service descriptions, is set forth as Schedule 7 hereto. Such form agreement(s) are subject to Tech Management's prior approval.

9.0 PRODUCT PRICING INFORMATION; SALES DOCUMENTATION; ADMINISTRATIVE FEE. REPORTING.

         9.1 PRODUCT PRICING INFORMATION (SALES CATALOGS). Lessor will provide to Tech Management product pricing information in the ANSI X.12 format as detailed in Exhibit D. If Lessor cannot provide product pricing information in this format, Lessor may utilize one of the alternative formats detailed in Exhibit D. Tech Management shall have the right to provide Exhibit D to Lessor on computer diskette rather than in printed form and to update Exhibit D from time to time.

         9.2 SALES DOCUMENTATION. Lessor will provide Tech Management with quarterly reports of all Products rented by and delivered to each Participating Member during each calendar quarter of the term. Lessor shall provide Tech Management such reports no later than sixty (60) days after the last day of the applicable calendar quarter. Reports will include, without limitation, reporting period start and end dates, Participating Member name, city, state, and sales volume per Product (totaled per Participating Member). Participating Members will be identified by HIN and/or DEA number. Lessor will provide such sales information in the ANSI X.12 format as detailed in Exhibit D. If Lessor cannot provide such information in this format, Lessor may utilize one of the alternative formats detailed in Exhibit D.

         9.3 TECH MANAGEMENT ADMINISTRATIVE FEE REPORTING. Lessor will provide Tech Management with quarterly reports setting forth the Tech Management Administrative Fee (as defined in Article 10 below) amounts generated by each Participating Member during each calendar quarter of the term. Lessor shall provide Tech Management such reports no later than sixty (60) days after the last day of the applicable calendar quarter. Participating Members will be identified by HIN and/or DEA number. Lessor will provide such information in the ANSI X.12 format as detailed in Exhibit D. If Lessor cannot provide such information in this format, Lessor may utilize one of the alternative formats detailed in Exhibit D.

         9.4 PARTICIPATING MEMBERS' EDI TRANSACTION SETS. Lessor shall use best efforts to accommodate the requests of Participating Members with respect to Lessor's use of Electronic Data Interchange ANSI X.12 Transaction Sets, including without limitation, Transaction Sets 810 (invoice), 820 (payment order/remittance advice), 832 (price/sales catalog), 850 (rent order), 855 (rent order acknowledgment), 856 (ship notice/manifest), 844 (product transfer account adjustment), and 849 (response to product transfer account adjustment [or charge back or rebate]).

10.0 FEES

         10.1 TECH MANAGEMENT ADMINISTRATIVE FEE. Lessor will pay Tech Management an administrative fee (the "Tech Management Administrative Fee") equal to the percentage set forth in Item 6 of the Cover Sheet of the total net (less discounts and rebates) dollar volume of Products rented by Participating Members through Lessor or through any Authorized Distributors during the term of this Agreement. For purposes of this Agreement, a Product will be deemed to have been "rented" on the date it is delivered to a Participating Member.

         10.2 MANNER OF PAYMENT. Lessor will pay to Tech Management the Tech Management Administrative Fee quarterly, without demand or notice, within sixty
(60) days after the end of each calendar quarter during the term hereof.

         All payments shall be by wire or electronic transfer to the account of "Premier Technology Management, L.L.C." or by a check payable to "Premier Technology Management, L.L.C." in accordance with the written instructions set forth in Exhibit E. Lessor shall pay to Tech Management interest on any past due amount owing Tech Management hereunder at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the maximum interest rate legally permitted.

11.0 COMPLIANCE WITH LAWS AND REGULATIONS. Lessor represents and warrants that throughout the term of this

UHS                                   3
-------------------------------------------------------------------------------
(c) 1998 BY PREMIER TECHNOLOGY MANAGEMENT, L.L.C. THIS DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT THE EXPRESS PERMISSION OF PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
-------------------------------------------------------------------------------

Agreement and any extension hereof, Lessor and all Products shall be and shall remain in compliance with all applicable federal, state and local laws and regulations, including without limitation all applicable "safe harbor" regulations relating to group purchasing organizations and fees, discounts and incentives paid and/or granted to group purchasing organizations and any participants therein. Lessor shall disclose to Participating Members, per applicable regulations, the specified dollar value of discounts or reductions in price. The Parties acknowledge and agree that for purposes of 42 C.F.R. Section 1001.952(h), any reduction in the amount Lessor charges a Participating Member (excluding group purchasing organization fees, such as the Tech Management Administrative Fee) is a "discount or other reduction in price" to the Participating Member. Participating Members shall disclose the specified dollar value of discounts or reductions in price under any state or federal program which provides cost or charge-based reimbursement to such Participating Members for the Products and services covered by this Agreement in accordance with applicable regulations.

         Lessor agrees that, until the expiration of four (4) years after the furnishing of any goods and services pursuant to this Agreement, it will make available, upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives, copies of this Agreement and any books, documents, records and other data of Renter that are necessary to certify the nature and extent of the costs incurred by Participating Members in purchasing such goods and services. If Lessor carries out any of its duties under this Agreement through a subcontract with a related organization involving a value or cost of ten thousand dollars ($10,000) or more over a twelve-month period, Lessor will cause such subcontract to contain a clause to the effect that, until the expiration of four (4) years after the furnishing of any good or service pursuant to said contract, the related organization will make available upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives, copies of this Agreement and any books, documents, records and other data of said related organization that are necessary to certify the nature and extent of costs incurred by Lessor or such goods or services. Lessor shall give Tech Management notice immediately upon receipt of any request from the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives for disclosure of such information.

12.0 INDEMNIFICATION, WARRANTIES, SPECIFICATIONS AND NOTICES.

         12.1 INDEMNIFICATION. Lessor hereby agrees to indemnify, defend and hold harmless Tech Management and each Participating Member and their respective directors, officers, employees, agents and insurers from and against any and all claims, demands, actions, losses, expenses, damages, liabilities, costs (including, without limitation, interest, penalties and reasonable attorneys' fees) and judgments arising out of: (a) bodily injury, property damage or any other damage or injury caused by any of the Products covered by this Agreement, and (b) the negligent acts or omissions of Lessor and its employees and agents acting under its control or supervision. Tech Management hereby agrees to indemnify, defend and hold harmless Lessor and its directors, officers, employees, agents and insurers from and against any and all claims, demands, actions, losses, expenses, damages, liabilities, costs (including, without limitation, interest, penalties and reasonable attorneys' fees) and judgments arising out of the negligent acts or omissions of Tech Management and its employees and agents acting under its control or supervision.

         12.2 WARRANTIES AND PUBLISHED SPECIFICATION. See Quality Guarantee,
Schedule 7.

         12.4 INSURANCE. Lessor shall maintain adequate Products liability, general public liability, and property damage insurance against any claim or claims which might or could arise regarding Products rented by Participating Members from it under the Agreement. When requested by Tech Management, an insurance certificate indicating the foregoing coverage, issued by an insurance company licensed to do business in the relevant state or states and signed by an authorized agent, shall be furnished to Premier. Lessor shall provide Tech Management with at least thirty (30) days prior written notice of any cancellation or material modification of such insurance.

13.0 TERMINATION.

         13.1 TERMINATION FOR BREACH. In the event of breach of any provision of this Agreement, the non-breaching party shall notify the breaching party in writing of the specific nature of the breach and shall request that it be cured. If the breaching party does not cure the breach within thirty (30) days of such notice, the non-breaching party may immediately terminate this Agreement on written notice to the breaching party, and such termination shall not preclude the non-breaching party from pursuing any and all remedies available to it at law or in equity.

         13.2 ORDERS PLACED PRIOR TO TERMINATION. Lessor shall fulfill, in accordance with the terms of this Agreement, all orders for Products submitted by Participating Members and received by Lessor prior to termination or expiration of this Agreement.

         13.3 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement at any time without cause or penalty upon providing the other party with ninety (90) days' advance written notice.

         13.4 SURVIVAL. The following paragraphs of this Agreement shall survive expiration or termination of this Agreement: (i) the payment of Administrative Fees pursuant to Article 10.0 including, but not limited to, fees relating to Products ordered prior to the effective date of expiration or termination and delivered after expiration or termination; (ii) the audit undertakings set forth in Section 15.12; (iii) the representations, warranties and covenants set forth in Section 12.2; (iv) the indemnification undertaking contained in Section 12.1;
(v) the designation of Participating Members as third party beneficiaries pursuant to Section 15.7; (vi) the undertaking to fill orders submitted to and received by Lessor prior to the date of expiration or termination set forth in
Section 13.2; (vii) the confidentiality undertakings contained in Article 14;
(viii) the rights and limitations on assignment contained in Sections 15.4 and 15.10; (ix) the governing law provisions contained in Section 15.1; (x) reasonable attorney's fees provided for in Section 15.9; (xi) compliance with laws and regulations provided for in Article 11.0; and (xii) the rights of Participating Members under Section 6.8 relating to the rejection of Products which were ordered prior to the effective date of expiration or termination.

14.0 CONFIDENTIALITY.

         14.1 CONFIDENTIAL INFORMATION. For the purposes of this Agreement, confidential information ("Confidential Information") shall mean all proprietary, secret or confidential information or data relating


UHS                                    4
--------------------------------------------------------------------------------
(c) 1998 BY PREMIER TECHNOLOGY MANAGEMENT, L.L.C. THIS DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT THE EXPRESS PERMISSION OF PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
--------------------------------------------------------------------------------
to Tech Management, Participating Members, or Renter and their respective operations, employees, services, patients or customers.

         14.2 PROTECTION OF CONFIDENTIAL INFORMATION. Lessor and Tech Management acknowledge that Lessor, Tech Management, or Participating Members may disclose Confidential Information to each other in connection with this Agreement. If Lessor or Tech Management receives Confidential Information, it shall: (a) maintain the Confidential Information in strict confidence; (b) use at least the same degree of care in maintaining the secrecy of the Confidential Information as it uses in maintaining the secrecy of its own proprietary, secret, or confidential information, but in no event less than a reasonable degree of care;
(c) use Confidential Information only to fulfill its obligations under this Agreement; and (d) return or destroy all documents, copies, notes, or other materials containing any portion of the Confidential Information upon request by Tech Management or Lessor. Notwithstanding the foregoing, Tech Management shall have the right to disclose Confidential Information to outside consultants as necessary for Tech Management to provide support services for Participating Members in connection with this Agreement.

         14.3 AGREEMENT CONFIDENTIALITY. Neither Tech Management nor Lessor shall disclose the terms of this Agreement to any other person or entity outside its organization and affiliates other than to a Participating Member or as required by law. For purposes of this provision, an affiliate is an entity in which Tech Management or Renter, as appropriate, maintains an ownership position in or a contractual relationship with, and the disclosure is required so that the disclosing party may fulfill its obligations hereunder. Neither party shall make any public announcement concerning the existence of this Agreement or its terms unless such party receives prior written approval by the other party.

         14.4 LIMITATION ON OBLIGATION. Lessor and Tech Management shall have no obligation concerning any portion of the Confidential Information which: (a) was known to it before receipt, directly or indirectly, from the disclosing party;
(b) is lawfully obtained, directly or indirectly, by it from a non-party which was under no obligation of confidentiality; (c) is or becomes publicly available other than as a result of an act or failure to act by the receiving party; (d) is required to be disclosed by the receiving party by applicable law or legal process; or (e) is developed by the receiving party independent of the Confidential Information disclosed by the disclosing party. The receiving party shall not disclose any portion of the Confidential Information to any person except those of its employees and affiliates having a need to know such portion to accomplish the purposes contemplated by this Agreement.

15.0 MISCELLANEOUS.

         15.1 GOVERNING LAW AND VENUE. This Agreement is being delivered and executed in the State of Illinois. In any action brought by or against Tech Management, the validity, construction and enforcement of this Agreement shall be governed in all respects by the laws of the State of Illinois, and venue shall be proper only in a court of competent jurisdiction located in the State of Illinois in Cook County. In the event of any dispute arising out of this Agreement, whether at law or in equity, brought by or against a Premier Participating Member, venue shall be proper only in a court of competent jurisdiction located in the county and state in which such member is located. The parties agree to be subject to personal jurisdiction in and consent to service of process issued by a court in which venue is proper as defined in this
Section 15.1.

         15.2 MODIFICATION AND WAIVER. No modification of this Agreement shall be deemed effective unless in writing and signed by each of the parties hereto. Any waiver of a breach of any provision(s) of this Agreement shall not be deemed effective unless in writing and signed by the party against whom enforcement of the waiver is sought.

         15.3 HEADINGS. The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         15.4 ASSIGNMENT. Tech Management shall have the right, without Lessor's consent, to assign Tech Management's rights, title and interest under this Agreement to any entity owned or controlled by Premier, Premier Purchasing Partners, L.P. ("Purchasing Partners") and/or Tech Management or under common ownership or control with Premier, Purchasing Partners and/or Tech Management. Except as set forth in the foregoing sentence, neither party may assign, subcontract, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, nor may it contract with third parties to perform any of its obligations hereunder except as contemplated in this Agreement, without the other party's prior written consent.

         15.5 SEVERABILITY. If any part of this Agreement shall be determined to be invalid, illegal or unenforceable by any valid Act of Congress or act of any legislature or by any regulation duly promulgated by the United States or a state acting in accordance with the law, or declared null and void by any court of competent jurisdiction, then such part shall be reformed, if possible, to conform to the law and, in any event, the remaining parts of this Agreement shall be fully effective and operative insofar as reasonably possible.

         15.6 NOTICES. Any notice required to be given pursuant to the terms and provisions hereof shall be in writing, postage and delivery charges pre-paid, and shall be sent by telecopier, hand delivery, overnight mail service, first-class mail or certified mail, return receipt requested, to Tech Management or Renter at the addresses and/or facsimile numbers set forth on the Cover Sheet. Any party may change the address to which notices are to be sent by notice given in accordance with the provisions of this section. Notices hereunder shall be deemed to have been given, and shall be effective upon actual receipt by the other party, or, if mailed, upon the earlier of the fifth (5th) day after mailing or actual receipt by the other party. Lessor shall provide a copy of any notice to Tech Management provided under this Section to the Premier Legal Department at the following address:

                          Premier Legal Department

                          12225 El Camino Real

                          San Diego, CA 92130-2099

                          Tel. No.: (619) 481-2727

                          Fax No.: (619) 481-0538

                          Attn.: General Counsel

         15.7 ENFORCEABILITY. The parties hereto acknowledge and agree that (i) this Agreement is entered into by Tech Management for the express, intended benefit of Participating Members, (ii) each of the Participating Members shall be and constitute an intended third-party beneficiary of the representations, warranties, covenants and agreements of the Lessor contained herein, and (iii) each of the Participating Members shall be entitled to enforce the terms and provisions of this Agreement to the same extent as Tech Management.

UHS                                    5

--------------------------------------------------------------------------------
(c) 1998 BY PREMIER TECHNOLOGY MANAGEMENT, L.L.C. THIS DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT THE EXPRESS PERMISSION OF PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
--------------------------------------------------------------------------------

         15.8 INDEPENDENT CONTRACTORS. The parties' relationship hereunder is that of independent contractors. This Agreement does not create any employment, agency, franchise, joint venture, partnership or other similar legal relationship between Tech Management and Lessor. Neither party has the authority to bind or act on behalf of the other party except as otherwise specifically stated herein.

         15.9 ATTORNEYS' FEES. Should any party engage an attorney for the purpose of enforcing this Agreement or any judgment based hereon on any court, including bankruptcy court, courts of appeal or arbitration proceedings, the prevailing party shall be entitled to receive its reasonable attorneys' fees and costs in addition to any other relief granted.

         15.10 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         15.11 FORCE MAJEURE. The obligations of either party to perform under this Agreement will be excused during each period of delay caused by acts of God or by shortages of power or materials or government orders which are beyond the reasonable control of the party obligated to perform ("Force Majeure Event"). In the event that either party ceases to perform its obligations under this Agreement due to the occurrence of a Force Majeure Event, such party shall: (1) immediately notify the other party in writing of such Force Majeure Event and its expected duration; (2) take all reasonable steps to recommence performance of its obligations under this Agreement as soon as possible. In the event that any Force Majeure Event delays a party's performance for more than thirty (30) days following notice by such party pursuant to this Agreement, the other party may terminate this agreement immediately upon written notice to such party.

         15.12 AUDIT OF COSTS. Lessor shall permit Tech Management or its agent to conduct periodic audits of records relating to Lessor's performance under this Agreement including without limitation relevant orders, invoices, volume reports and administrative fees. The audits shall be conducted upon reasonable advance notice during regular business hours at Lessor's principal office and in such a manner as not to unduly interfere with Lessor's operations.

MINORITY AND FEMALE-OWNED BUSINESSES. Lessor represents and warrants that it is an "equal opportunity employer", shall also use its best efforts to support Tech Management's Minority and Female-Owned Businesses Policy as set forth in Exhibit F hereto.

         15.14 ENTIRE AGREEMENT. This Agreement, including the Cover Sheet, the Additional Terms and Conditions (if any) and all Exhibits hereto, constitutes the entire understanding and agreement between Lessor and Tech Management concerning the subject matter hereof, and supersede all prior negotiations, agreements and understandings between Lessor and Tech Management, whether oral or in writing, concerning the subject matter hereof, including, but not limited to, all prior agreements between Lessor and either Purchasing Partners, AmHS Purchasing Partners, L.P., AmHS, Inc., Premier Health Alliance, Inc., or SunHealth Alliance, Inc., whether or not assigned to Tech Management, Purchasing Partners or Premier.

         15.15 LABOR AND EMPLOYMENT LAWS. Lessor represents and warrants that it complies with applicable labor and employment laws and prohibits any form of child labor or other exploitation of children in the manufacturing and delivery of Products, consistent with provisions of the International Labor Organization's Minimum Age Convention of 1973. A child is any person who is less than fourteen (14) years of age or who is younger than the compulsory age to be in school in the country in which Lessor's business is being conducted, if that age is higher than fourteen (14).

         15.16 NO ADDITIONAL OBLIGATIONS IMPOSED BY LESSOR. Except as expressly set forth herein, Lessor shall not impose any obligations on Tech Management and/or Participating Members as a condition to receiving any of the benefits set forth in this Agreement.

         15.17 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

         15.18 DATE/PAYMENT EXCHANGE. Lessor hereby acknowledges that Tech Management is currently developing technology and processes which may enable Participating Members and Lessor to more efficiently exchange information and payments (e.g., through use of the Internet). Lessor agrees to cooperate with Tech Management's efforts in this regard and shall use best efforts to implement any data/payment exchange system reasonably adopted by Tech Management for group purchasing activities.

         15.19 TECHNOLOGICAL BREAKTHROUGHS. Tech Management believes an essential element of advancing the core objectives and mission of Premier is to encourage the development of health care technology which significantly improves the quality, process and/or outcome of care. In support of this belief, the Parties acknowledge that certain Products which incorporate breakthrough technologies ("Breakthrough Products") have the potential to significantly improve safety to patients or hospital staff, significantly improve non-clinical operational efficiency, or deliver dramatic process of care cost savings or improved clinical outcomes when compared to the level of safety, operational efficiency, process of care and/or outcomes delivered through use of the Products. Tech Management therefore reserves the right to enter into agreements with the supplier(s) of such Breakthrough Products in order to make such Products available to Participating Members. Renter hereby agrees that the rent of such Breakthrough Products by Participating Members shall not negatively impact such members' access to any favorable terms and conditions offered under this Agreement.

         15.20 YEAR 2000 COMPLIANCE. Lessor warrants that to the best of its knowledge based upon the information supplied by the applicable manufacturer any software and hardware included in the Products and any software and hardware used in information systems by Lessor to process transactions related to providing the Products hereunder, including without limitation, sales order processing, sales order acknowledgment processing, advanced shipping notice processing, invoicing, purchase order processing, purchase order acknowledgments, accounts receivable and accounts payable processes, and sales and compliance reporting processes, shall operate properly prior to, during and after the year 2000 and shall not cause any business interruptions or response time delays (i.e., such software and hardware is "Year 2000 Compliant"). In this regard, Lessor agrees that such software and hardware shall contain, at a minimum:

UHS                                    6
--------------------------------------------------------------------------------
(C) 1998 BY PREMIER TECHNOLOGY MANAGEMENT, L.L.C. THIS DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT THE EXPRESS PERMISSION OF PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
--------------------------------------------------------------------------------

     a. date formats that have century recognition;

     b. calculations that accommodate same-century and multi-century formulas and date values

     c. date interface values that reflect the century; and

     d. calculations that accommodate the occurrence of leap years.

Upon Tech Management's request, Lessor agrees to provide Tech Management with documentation demonstrating that the Products and Lessor's transaction processing systems are Year 2000 Compliant. If at any time during the term hereof it is reasonably determined by Tech Management that any Products and/or Lessor's transaction processing systems are not Year 2000 Compliant, Lessor agrees that the Participating Member may return the Product to Lessor. Lessor will insure that no Year 2000 non-compliant equipment will be rented to members. In the event that one does get rented it will be replaced immediately. Lessor shall also be responsible for, and shall defend, indemnify and hold Tech Management and Participating Members harmless from and against, any and all losses, liabilities, costs or claims, including without limitation, loss of data, lost profits and attorneys fees, which arise as a result of Lessor's transaction processing systems not being Year 2000 Compliant.

In addition, Lessor agrees that no equipment that is Y2K non-compliant will be delivered to any Participating Member after August 30, 1999, without the informed written consent of the Participating Member.

15.21 CONTROLLING DOCUMENT. In the event of any conflict between this Agreement and any document, instrument or agreement prepared by Lessor (including without limitation Lessor's rent orders, invoices and warranties), the terms of this Agreement shall control.

[ ] END OF STANDARD TERMS AND CONDITIONS [ ]



UHS                                    7
--------------------------------------------------------------------------------
(C)1998 BY PREMIER TECHNOLOGY MANAGEMENT, L.L.C. THIS DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT THE EXPRESS PERMISSION OF PREMIER TECHNOLOGY MANAGEMENT, L.L.C.
--------------------------------------------------------------------------------